As filed with the Securities and Exchange Commission on July 1, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)

            California                                    92-2115369
      (State of Incorporation)              (I.R.S. Employer Identification No.)

            975 El Camino Real, South San Francisco, California 94080
                     (Address of principal executive office)
                    ----------------------------------------

                          FNB Bancorp Stock Option Plan
                            (Full title of the plan)
                    ----------------------------------------

                    Thomas C. McGraw, Chief Executive Officer
                                   FNB Bancorp
            975 El Camino Real, South San Francisco, California 94080
                     (Name and address of agent for service)
                    ----------------------------------------

                                 (650) 588-6800
    (Telephone number, including area code, of agent for service of process)


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

                                                         Proposed Maximum    Proposed Maximum
       Title of Securities              Amount to            Offering            Aggregate           Amount of
        to be Registered              be Registered      Price per Share      Offering Price      Registration Fee
---------------------------------- -------------------- ------------------- -------------------- --------------------

   Common Stock, no par value          96,620 (1)           $28.00 (2)        $2,705,360 (2)         $2,488.93
=====================================================================================================================


(1) Issuable upon exercise of options or shares granted or to be granted under the FNB Bancorp Stock Option Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the bid and asked price for the Common Stock in the over-the-counter market on June 26, 2002, pursuant to Rule 457(h) under the Securities Act of 1933.

This registration statement, including exhibits, consists of 30 sequentially numbered pages. The Index to Exhibits is located at page 7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents are incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

         (b) All other reports filed by the Registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001.

         (c) The information with regard to the Registrant's capital stock contained in a registration statement filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

         All documents later filed by the Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the Registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date such document was filed.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interest of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See the Index to Exhibits, which is incorporated in this item by reference.

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on June 28, 2002.

                                       FNB BANCORP
                                       (Registrant)


                                       By /s/ THOMAS C. MCGRAW
                                          --------------------------------------
                                          Thomas C. McGraw
                                          Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. McGraw, Jim D. Black and James
B. Ramsey, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                          Title                          Date
     ---------                          -----                          ----

/s/ THOMAS C. MCGRAW          Chief Executive Officer (Principal   June 28, 2002
---------------------------   Executive Officer), Secretary and
Thomas C. McGraw              Director

/s/ JAMES B. RAMSEY           Senior Vice President and Chief      June 28, 2002
---------------------------   Financial Officer (Principal
James B. Ramsey               Financial Officer and Principal
                              Accounting Officer)


/s/ MICHAEL R. WYMAN          Director and Chairman                June 28, 2002
---------------------------   of the Board
Michael R. Wyman


                              Director                             June 28, 2002
---------------------------
Neil J. Vannucci


/s/ EDWARD J. WATSON          Director                             June 28, 2002
---------------------------
Edward J. Watson


/s/ DANIEL J. MODENA          Director                             June 28, 2002
---------------------------
Daniel J. Modena


                              Director                             June 28, 2002
---------------------------
Lisa Angelot


/s/ JIM D. BLACK              President and Director               June 28, 2002
---------------------------
Jim D. Black


/s/ ANTHONY J. CLIFFORD       Executive Vice President and Chief   June 28, 2002
---------------------------   Operating Officer, Director
Anthony J. Clifford

                                INDEX TO EXHIBITS

Exhibit            Exhibit Name                                      Sequential
No.                ------------                                       Page No.
---                                                                   --------

5.1                Opinion of Counsel                                    8
23.1               Consent of Counsel (See Exhibit 5.1)
23.2               Consent of Independent Auditors                       9
24.1               Power of Attorney (see signature pages 5 and 6)
99.1               FNB Bancorp Stock Option Plan (effective
                   March 15, 2002)                                      10
99.2               Form of Incentive Stock Option Agreement             21
99.3               Form of Nonstatutory Stock Option Agreement          26

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